UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2016

LDR HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-36095	20-3933262
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13785 Research Boulevard, Suite 200 Austin, Texas 78750		78750
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (512) 344-3333

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Information

Item 8.01	Other Events.

On June 7, 2016, LDR Holding Corporation, a Delaware corporation (“LDR”) and Zimmer Biomet Holdings, Inc., a Delaware corporation (“Zimmer Biomet”), issued a joint press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”), dated June 6, 2016, by and among LDR, Zimmer Biomet and LH Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Zimmer Biomet (“Merger Sub”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of LDR at a price of $37.00 per share, net to the seller in cash, without interest, subject to any required deduction or withholding of taxes. The Merger Agreement further provides that, upon the terms and subject to the conditions thereof, following completion of the Offer, Merger Sub will merge with and into LDR, with LDR surviving as an indirect wholly owned subsidiary of Zimmer Biomet. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Joint Press Release, dated June 7, 2016, of Zimmer Biomet Holdings, Inc. and LDR Holding Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

Date: June 7, 2016	By:	/s/ Scott Way
Name: Scott Way
Title: Executive Vice President, General Counsel, Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint Press Release, dated June 7, 2016, of Zimmer Biomet Holdings, Inc. and LDR Holding Corporation.